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                                                                    Exhibit 99.1

                                                           Revised June 10, 2005

WHAT IS A REIT?

A REIT IS A CORPORATION THAT:

- Combines the capital of many investors to acquire or provide financing for real estate.

- Typically, is not subject to federal corporate income taxes on its distributed net income.

- Offers the benefit of a real estate portfolio under professional management.

-    Must pay distributions to investors of at least 90% of its taxable income.


                             IT'S ALL ABOUT INCOME,
                                 DIVERSIFICATION
                            AND INFLATION PROTECTION.


WHAT ARE THE OBJECTIVES OF ADVISORS REIT I, INC.? *

PRESERVE, PROTECT AND ENHANCE OUR ASSETS, WHILE:

-    Paying distributions

-    Obtaining increasing income through lease-rental operations

- Owning a diversified portfolio of commercial real estate properties that will increase in value

-    Qualifying and maintaining REIT status for federal income tax purposes

-    Providing you with liquidity for your investment on or before October 31,
     2017

WHAT ARE THE STRATEGIES OF ADVISORS REIT I, INC.? **

- Minimize the immediate dilution of shareholder's funds by directly selling the shares to investors, rather than through traditional means

- Adopt a self-managed form of corporate governance and avoid the high outside advisory fees structure

-    No cap by the REIT on potential income streams to investors

-    Look at the intrinsic value of potential property acquisitions

-    Utilize local property managers to minimize administrative staff costs

-    Limit the use of debt to reduce risk.

[PHOTO OF AN INVESTOR APPEARS HERE]

                             (photo of an investor)

WHY SHOULD YOU INVEST IN ADVISORS REIT I, INC.? ***

- Advisors REIT I preserves your shareholder value by eliminating underwriting costs and minimizing start-up costs.

- Advisors REIT I maximizes your shareholder value by limiting fees and other on-going costs that are common to other REITs.

- Advisors REIT I has assembled an exceptional team to purchase its properties and manage them for income and growth.

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                                                           Revised June 10, 2005

INVESTOR INFORMATION

ANY INVESTOR WHO WISHES TO INVEST MUST ALSO HAVE AN ACTIVE ACCOUNT WITH NATIONAL FINANCIAL SERVICES, LLC, AN AFFILIATE OF FIDELITY BROKERAGE SERVICES, LLC WITH SUFFICIENT FUNDS TO PAY THE SUBSCRIPTION PRICE PLUS THE $250 SET UP FEE.

*THERE IS NO ASSURANCE THAT OBJECTIVES STATED IN THIS BROCHURE WILL BE ACHIEVED.

**DISTRIBUTIONS ARE MADE AT THE DISCRETION OF THE BOARD OF DIRECTORS. HOWEVER, THE COMPANY IS REQUIRED TO DISTRIBUTE ANNUALLY AT LEAST 90% OF ITS REAL ESTATE INVESTMENT TRUST TAXABLE INCOME TO MAINTAIN ITS OBJECTIVE OF QUALIFYING AS A REIT.

***THERE WILL BE NO MARKET FOR THE COMMON STOCK. YOU MAY BE UNABLE TO RESELL YOUR COMMON STOCK AT THE OFFERING PRICE.

THE MATERIAL IN THIS INSERT DOES NOT CONSTITUTE AN OFFER TO SELL, NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES DESCRIBED HEREIN. SUCH AN OFFERING IS MADE ONLY BY THE PROSPECTUS. THEREFORE, THIS MATERIAL MUST BE ACCOMPANIED BY A PROSPECTUS. THIS MATERIAL MUST BE READ IN CONJUNCTION WITH THE PROSPECTUS IN ORDER TO UNDERSTAND FULLY ALL THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES AND MUST NOT BE RELIED UPON TO MAKE AN INVESTMENT.

NO OFFERING IS BEING MADE EXCEPT TO PERSONS RESIDING IN THE STATES OF GEORGIA, KANSAS, MISSOURI, OKLAHOMA AND NEVADA.

THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATION TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

THIS OFFERING IS BEING CONDUCTED WITHOUT COMMISSION OR OTHER COMPENSATION.


THIS OFFERING INVOLVES SIGNIFICANT RISKS. INVESTORS SHOULD CAREFULLY READ THE PROSPECTUS AND, IN PARTICULAR, THE "RISK FACTORS" SECTION OF THE PROSPECTUS, PRIOR TO MAKING AN INVESTMENT DECISION.


                                     PILLAR
                                      LOGO

                                    ADVISORS
                               REIT I INVESTMENTS


                        8301 E. 21st STREET N. SUITE 230
                             WICHITA, KS 67206-2932
                               PHONE: 316-682-9398
                            TOLL FREE: (800) 793-9398
                                FAX: 316-689-8650

                            CONTACT: JIM FRITZEMEIER
                                    PRESIDENT
                         jfritz@dimensionscompanies.com


                                 ADVISORS REIT I
                              A PILLAR OF STRENGTH
                                     IN YOUR
                              INVESTMENT PORTFOLIO


                                     PILLAR
                                      LOGO

                                    ADVISORS
                               REIT I INVESTMENTS